GODFREY & KAHN, S.C.
ATTORNEYS AT LAW
780 North Water Street
Milwaukee, Wisconsin 53202
Phone: (414) 273-3500 Fax: (414) 273-5198


	January 26, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

		Re:	Strong Heritage Reserve Series, Inc.

Gentlemen:

		We represent Strong Heritage Reserve Series, Inc. (the "Company"), in
connection with its filing of Post-Effective Amendment No. 7 (the
"Post-Effective Amendment") to the Company's Registration Statement
(Registration Nos. 33-59361; 811-7285) on Form N-1A under the Securities Act of 1933 (the "Securities Act") and the Investment Company Act of 1940.  The
Post-Effective Amendment is being filed pursuant to Rule 485(b) under the
Securities Act.

		We have reviewed the Post-Effective Amendment and, in accordance with Rule
485(b)(4) under the Securities Act, hereby represent that the Post-Effective
Amendment does not contain disclosures which would render it ineligible to become effective pursuant to Rule 485(b).

						Very truly yours,

						GODFREY & KAHN, S.C.

						/s/ Pamela M. Krill

  				Pamela M. Krill

MW1-108481-1